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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): April 3, 1998



                                  NETMED, INC.
             (Exact name of Registrant as specified in its charter)


            OHIO                        1-12529               31-1282391
(State or other jurisdiction of       (Commission           (I.R.S. Employer
incorporation or organization)        File Number)         Identification No.)

          6189 MEMORIAL DRIVE, DUBLIN, OHIO                  43017
       (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:   (614) 793-9356

                                 Not Applicable
         (Former name or former address, if changed since last report.)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On April 3, 1998, the Company acquired from Ceram Oxygen Technologies, Inc. ("COTI") 95 common shares, representing 95 percent of COTI's outstanding common shares immediately following the closing, in exchange for a cash payment of $50,000 and delivery of a note in the principal amount of $150,000 (the "Note"). The Note provides for three equal principal payments of $50,000 on each of June 1, July 1, and August 1, 1998, together with interest at the rate of 8.5 percent per annum. The remaining 5 percent of COTI's outstanding common equity is owned by CeramPhysics, Inc. ("Ceram") of Westerville, Ohio. COTI holds an exclusive world-wide license to Ceram's patented oxygen generation technology for all applications of the technology except oxygen sensors and fuel cells. The consideration was applied by COTI to payment of a $200,000 license fee owed to Ceram, with $50,000 being paid in cash, and the balance by assignment of the Note.

         The acquisition was made pursuant to a February, 1997 agreement among the Company, COTI and Ceram, whereby the Company agreed to make advances to COTI to complete the fabrication and testing of a ceramic element incorporating the licensed technology. Pursuant to the agreement, through April 3, 1998, the Company had advanced $363,470 to COTI for this purpose. The agreement also provided that upon completion of an acceptance test of the ceramic element satisfactory to the Company, the Company had the right to acquire 95% of the equity of COTI for $200,000.

         It is the Company's intention to incorporate the ceramic element into an oxygen generation device (the OxyNet(R) System) that the Company expects to manufacture and market to the home health care

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industry. The Company believes this system will be lighter, quieter, more reliable and less costly to operate than current systems. The Company expects to demonstrate a 4 liter per minute commercial prototype of the system this summer and to begin marketing a 5-6 liter per minute device during the second quarter of 1999. The Company also expects to develop other applications for the technology, including military and industrial applications.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

         Statements in this report which relate to other than strictly historical facts, including statements about the Company's plans and strategies, as well as management's expectations about new and existing products, technologies and opportunities, market growth, demand for and acceptance of new and existing products (including the OxyNet(R) oxygen concentration device), are forward looking statements. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but are not limited to, the risks detailed in the Company's most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NETMED, INC.



Date:  April 14, 1998                       By:  /s/ David J. Richards
                                                 -------------------------------
                                            Name:  David J. Richards
                                            Title: President and Chief Executive
                                                     Officer

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